Exhibit 10.9

PERFORMANCE AWARD AGREEMENT

BROADWIND ENERGY, INC.

2007 EQUITY INCENTIVE PLAN

THIS AGREEMENT, is entered into and effective as of this                day of                                 , 20        , by and between Broadwind Energy, Inc., a Delaware corporation (the “Company”), and                                          (“Participant”).

RECITALS

A.                                   The Participant on the date hereof is a key employee, officer or director of, or consultant or advisor to, the Company or one of its Affiliates; and

B.                                     The Company wishes to grant a performance share award to Participant pursuant to the Company’s 2007 Equity Incentive Plan (the “Plan”) to entitle the Participant to shares of the Company’s Common Stock upon the achievement of certain specified performance criteria; and

C.                                     The Administrator has authorized the grant of such performance share award to Participant.

AGREEMENTS

In consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.  GRANT OF PERFORMANCE AWARDS

A.                                   Grant of Performance Share Award.  The Company hereby grants to Participant on the date set forth above (the “Date of Grant”) the right to receive up to                          (                  ) Performance Shares payable in shares of Common Stock on the terms and conditions set forth herein (the “Performance Share Award”).

B.                                     Grant of Performance Unit Award.  The Company hereby grants to Participant on the Date of Grant the right to receive up to                          (                  ) Performance Units having a value of $                           per Unit (the “Per Unit Value”) payable in cash or the terms and conditions set forth herein (the “Performance Unit Award” and, together with the Performance Share Award, the “Performance Award”).

ARTICLE II.  PERFORMANCE PERIOD

The Performance Period shall be the period beginning                                         , 20        , and ending                                   , 20      .

ARTICLE III.  PERFORMANCE OBJECTIVES AND VESTING OF
PERFORMANCE AWARD

A.                                   General.  Except as otherwise provided herein, the Performance Shares or Performance Units subject to this Performance Award shall vest only upon the achievement of all or a portion of certain Performance Objectives, defined below, which must be achieved within the Performance Period.

The Performance Objectives and the extent to which achievement of all or a portion of the Performance Objectives will result in the vesting of the Performance Shares or Performance Units are as follows:

Performance Objective(s)	Achievement	Percentage or Number of Shares or Units Vested

Notwithstanding the foregoing schedule, the Administrator may delay the vesting of all or any portion of the Performance Awards pursuant to Article X.J. herein; provided, however, that such delay shall not extend the Performance Period during which the above Performance Objectives must be achieved.  Subject to such other terms and conditions set forth in this Agreement, the Participant shall not be entitled to the issuance of any portion of the Performance Shares or Performance Units subject to this Performance Award until the Administrator determines the number of Performance Shares or Performance Units, if any, which have vested.

B.                                     Termination of Employment Prior to Vesting.  If, prior to the vesting of any Performance Shares or Performance Units, Participant ceases to be [a key employee or officer] [a consultant or advisor] [a director] of the Company or any Affiliate for any reason, the Participant shall forfeit all unvested Performance Shares or Performance Units, and this Performance Award shall terminate; provided, however, that if the Administrator delays the vesting and issuance of any Performance Shares or Performance Units pursuant to Article X.J., the Participant shall not forfeit any such Performance Shares or Performance Units that otherwise would have vested prior to the termination of Participant’s relationship had such vesting not been so delayed, and, upon the issuance of such delayed vested Performance Shares or Performance Units, this Performance Award shall terminate.

C.                                     Termination of Employment After Vesting But Prior to Issuance.  If Participant ceases to be [a key employee or officer] [a consultant or advisor] [a director] of the Company or any Affiliate for any reason after Performance Shares or Performance Units have vested but prior to the date such Shares are issued or cash is distributed (as described in Article III hereof), then Participant (or Participant’s estate in the event of his death) shall be entitled to receive such vested Performance Shares or Performance Units as if such termination of employment had not occurred.  Upon the issuance of the vested Performance Shares or Performance Units, this Performance Award shall terminate.

ARTICLE IV.  FORM, TIME OF ISSUANCE

The Administrator shall, within            (    ) days after the end of the Performance Period or at such earlier times as described in Article III above, determine the number of Performance Shares and Performance Units that have vested pursuant to Article III above and shall calculate the amount of cash, if any, payable to Participant by multiplying the Per Unit Value by such number of vested Performance Units.  Unless the Administrator delays the vesting and issuance of such Performance Shares or Performance Units pursuant to Article X.J., such Performance Shares or cash shall be issued in the calendar year in which the date such Performance Shares or Performance Units become vested; provided, however, that the Participant shall receive cash equal to the Fair Market Value of any fractional shares.

ARTICLE V.  NONTRANSFERABILITY

This Performance Award shall not be transferable, in whole or in part, by Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in this

Agreement have lapsed.  If Participant shall attempt any transfer of this Performance Award prior to such date, such transfer shall be void and this Performance Award shall terminate.

ARTICLE VI. WITHHOLDING TAXES

To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Participant.  If the Company is unable to withhold such federal and state taxes, for whatever reason, Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law.  Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part (i) by delivering shares of common stock, or (ii) by electing to have the Company withhold shares of Common Stock otherwise issuable to Participant as a result of the grant of Performance Shares, in either case having a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the minimum amount required to be withheld for tax purposes based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise.  Participant’s request to deliver shares or to have shares withheld for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.  Participant’s request shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.

ARTICLE VII.  CAPITAL ADJUSTMENTS

Except as otherwise specifically provided in any employment, change of control, severance or similar agreement executed by Participant and the Company, pursuant and subject to Section 14 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) may result in an adjustment, reduction or enlargement, as appropriate, in the number of shares subject to this Performance Award.  Any additional shares that are credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

ARTICLE  VIII.  BINDING EFFECT

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

ARTICLE IX.  2007 EQUITY INCENTIVE PLAN

The Performance Award represented by this Agreement has been granted under, and is subject to the terms of, the Plan.  The terms of the Plan are hereby incorporated by reference herein in their entirety and Participant, by execution hereof, acknowledges having received a copy of the Plan.  Capitalized terms not defined herein shall have the meaning set forth in the Plan.  The provisions of this Agreement shall be interpreted as to be consistent with the Plan and any ambiguities herein shall be interpreted by reference to the Plan.  In the event that any provision hereof is inconsistent with the terms of the Plan, the latter shall prevail.

ARTICLE X.  MISCELLANEOUS

A.                                   Employment or Other Relationship; Rights as a Stockholder.  Nothing in this Agreement shall be construed to (a) limit in any way the right of the Company or any Affiliate to terminate the status of Participant as an employee of the Company at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company or any Affiliate will employ Participant in any particular position, at any particular rate of compensation or for any particular period of time.  Participant shall have no rights as a stockholder with respect to shares issued under this Agreement until such shares have been issued to Participant.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 14 of the Plan.

B.                                     Securities Law Compliance.  Participant shall not transfer or otherwise dispose of the shares of Stock received pursuant to this Agreement until such time as counsel to the Company shall have determined that such transfer or other disposition will not violate any state or federal securities laws.  Participant may be required by the Company, as a condition of the effectiveness of this Performance Award, to agree in writing that all Stock subject to this Agreement shall be held, until such time that such Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

C.                                     Lockup Period Limitation.  Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain stockholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this Performance Award or any of the underlying shares of Common Stock without the prior written consent of the of the underwriter(s) or its representative(s).

D.                                    Blue Sky Limitation.  Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines, in its sole discretion, that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Administrator of the Company shall accelerate the vesting of this restricted stock award, provided that the Company gives Participant 15 days’ prior written notice of such acceleration.  Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

E.                                      Accounting Compliance.  Participant agrees that, if a “transaction” (as defined in Section 14 of the Plan) occurs, and Participant is an “affiliate” of the Company or any Affiliate (as defined in applicable legal and accounting principles) at the time of such transaction, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

F.                                      Stock Legend.  The Administrator may require that the certificates for any shares of Common Stock issued to Participant (or, in the case of death, Participant’s successors)  under this Agreement shall bear an appropriate legend to reflect the restrictions of this Article; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable this Article X.

G.                                     Shares Reserved.  The Company shall at all times during the term of this Performance Award reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

H.                                    Arbitration.  Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud and inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy.  If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years.  If the parties cannot agree on an arbitrator within twenty (20) days, any party may request that a judge of the Circuit Court of Cook County, Illinois select an arbitrator.  Arbitration will be conducted pursuant to the provisions of this Agreement and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement.  Limited civil discovery shall be permitted for the production of documents and taking of depositions.  Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such disputes.  The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded.  The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fee, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorney’s fees.  Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Chicago, Illinois.

I.                                         Right to Amend.  The Company hereby reserves the right to amend this Agreement without Participant’s consent to the extent necessary or desirable to comply with the requirements of Code Section 409A and the regulations, notices and other guidance of general application issued thereunder.

J.                                        Delay in Payment for Specified Employee.  Notwithstanding anything herein to the contrary, if any payments to be made to Participant hereunder are subject to the requirements of Code Section 409A and the Company determines that Participant is a “specified employee” as defined in Code Section 409A as of the date of the termination, such payments shall not be paid or commence earlier than the date that is six months after the termination.  Any payment not made during the six month period shall be paid on the first day of the seventh month following termination.

ARTICLE XI.  GOVERNING LAW

This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

BROADWIND ENERGY, INC.

By:
Its:

PARTICIPANT
By execution hereof, the Participant acknowledges having received a copy of the Plan.